Exhibit 10.5

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is entered into as of the day of December, 2018 to be effective as of the 20th day of December, 2018, by and between AMERICAN MOMENTUM BANK, its successors and assigns (the “Lender”), and GENERATION INCOME PROPERTIES, INC., a Maryland corporation (the “Borrower”), and DAVID E. SOBELMAN, an individual (hereinafter “Guarantor”), and is made in reference to the following facts (Lender, Borrower and Guarantor may be referred to collectively as the “Parties”):

(A) On or about the date hereof, Borrower is borrowing from the Lender a loan in the principal amount of $6,100,000.00 (the “Loan”), evidenced by a promissory note in the amount of $6,100,000.00 (the “Note”). The Note will be secured by (a) a first priority accommodation mortgage to secure the debt, hypothecated and pledged in favor of Lender by a single purpose entity, GIPAL JV 15091 SW ALABAMA 20, LLC, a Delaware limited liability company (the “SPE”) which mortgage encumbers certain real property located in Limestone County, Alabama as same is more specifically identified in the mortgage (the “Property”); (b) Commercial Security Agreement of even date herewith (collectively, the “Security Agreement”); and (c) subordination and non-disturbance agreements (collectively the “Collateral”).

(B) The Borrower has executed other instruments of security for the Note incident to the Loan, and all of such instruments, together with the Note and Instruments of Security, will be sometimes collectively referred to herein as the “Loan Documents”.

(C) The Lender has required the execution of this Agreement as a condition to making the Loan to the Borrower, and the Borrower and Guarantor are agreeable to the same.

NOW THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE I—INTRODUCTORY PROVISIONS

1.1 Recitals. The statements contained in the recitals of fact set forth above (the “Recitals”) are true and correct, and the Recitals by this reference are made a part of this Agreement.

1.2 Exhibits. All exhibits attached to this Agreement are by this reference incorporated in and made a part hereof

1.3 Abbreviations and Definitions. The following abbreviations and definitions will be used for purposes of this Agreement:

(a) The abbreviations for the Parties set forth in the Preamble will be used for purposes of this Agreement.

(b) The abbreviations and definitions set forth in the Recitals will be used for purposes of this Agreement.

(c) “Events of Default” shall mean the events of default specified in Article Eleven of this Agreement and each of such events shall be an “Event of Default”.

(d) “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind (including any agreement to give any of the foregoing, any conditional sales or other title retention agreements, or any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

(e) “Principal Place of Business” shall mean the principal place of business and the headquarters of the Borrower at which all of its records are kept, currently at 401 E. Jackson Street, Suite 3300, Tampa, Florida 33602.

“Proceeds” shall mean whatever is received upon the sale, exchange, collection or other disposition of the Collateral.

(g) “UCC” shall mean the Florida Uniform Commercial Code, as amended.

ARTICLE II—LOAN

2.1 Loan. The Parties hereto acknowledge and agree that the Note evidences a loan from Lender to Borrower in the original principal amount of $6,100,000.00. The Note is payable according to the terms thereof.

2.2 Depository Account. Borrower shall maintain its primary depository relationship with Lender, and shall cause the SPE to maintain its primary depository relationship with Lender as well (which account shall be subject to Lender’s right of offset in the event of a default by Borrower).

ARTICLE III—INTENTIONALLY DELETED

ARTICLE IV—USURY

It is not the intention of the Parties hereto to make any agreement which shall be violative of the laws of the State of Florida relating to usury. In no event shall Borrower or Lender accept or charge any interest which, together with any other charges upon the principal or any portion thereof, howsoever computed, shall exceed the maximum legal rate of interest allowable under the laws of the State of Florida. Should any provisions of this Agreement or any existing or future Note, Loan Agreements or any other agreements between the Parties be construed to require the payment of interest which, together with any other charges upon the principal, or any portion thereof, exceeds such maximum legal rate of interest, then Borrower agrees that the amount of interest collected above the maximum rate permitted by applicable law, together with interest thereon at the rate required by applicable law, shall be refunded to Borrower, and Borrower agrees to accept such refund, or, at Borrower’s option, such refund shall be applied as a principal payment on the Note.

ARTICLE V—REPRESENTATIONS AND WARRANTIES

The Borrower and Guarantor represent and warrant to the Lender, for itself and for any SPE from time to time pledging and hypothecating collateral for inclusion in the Collateral, as follows:

5.1 Organization, Standing, Corporate Power. Borrower is a corporation duly authorized and validly existing under the laws of the State of Maryland. The Borrower has appropriate power and authority to own its properties and to carry on its business as now being conducted, and the Borrower has appropriate power and authority to execute and perform this Agreement and to deliver the Note and all other documents, instruments and agreements provided for herein. The Borrower shall preserve its legal existence and be qualified to do business in all jurisdictions where its ownership of property or nature of business requires such qualifications.

5.2 This Agreement. The execution and performance by the Borrower of this Agreement, the borrowing hereunder, and the execution and delivery of the Note and all other documents, instruments and agreements provided for herein (a) have been duly authorized by all requisite entity action; (b) will not violate any provision of law applicable to Borrower or of the Borrower’s organizational documents; and (c) will not violate or be in conflict with, result in a breach of, or constitute a default under any indenture, agreement and other instrument to which the Borrower is a party or by which it or any of its properties is bound, or any order, writ, injunction or decree of any court or governmental institution.

5.3 Litigation. There are no actions, suits or proceedings pending, or, to the knowledge of the Borrower, threatened against or adversely affecting the Borrower or Guarantor at law or in equity or before or by any federal agency or instrumentality, which involve any of the transactions herein contemplated or the possibility of any judgment or liability which may result in any material and adverse change in the business, operations, prospects, property or assets, or in the condition, financial or otherwise, of the Borrower or Guarantor. The Borrower and/or Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court, or federal, state, municipal or other governmental department.

5.4 Financial Statements. The Borrower and Guarantor have heretofore furnished to the Lender balance sheets, annual statements, and other financial information which are, to the best of its knowledge, correct and complete in all material respects and accurately present the financial condition and the results of the operation of the Borrower as of the dates thereof. Since the date of the last furnishing of said financial statements, there has been no material adverse change in the financial condition of the Borrower.

5.5 Taxes. The Borrower and Guarantor have filed or caused to be filed all federal and state tax returns which, to the knowledge of the officers thereof, are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it and not being contested in good faith, to the extent that such taxes have become due.

5.6 Other Instruments. Except as reflected on the financial statements referred to in Section 5.4, the Borrower is not a party to any agreement or instrument or subject to any charter or other restrictions adversely affecting its business, properties or assets, operations or condition, financial or otherwise. The Borrower is in material compliance with all applicable regulatory requirements and all provisions of this Agreement.

5.7 Property and Assets. The Borrower has good and marketable title to all the property and assets reflected on the most recent financial statement furnished to the Lender, except such as have been disposed of in the ordinary course of business since the date of said financial statements and all such property and assets are free and clear of mortgages, pledges, liens, charges or other encumbrances, except as are reflected on the financial statements.

5.8 Regulation U. No part of the proceeds of any of the Loan will be used to purchase or carry, or to reduce or retire any loan incurred to purchase or carry, any margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks. The Borrower is not engaged in the business of extending credit, nor is one of the Borrower’s important activities extending of credit, for the purpose of purchasing or carrying such margin stocks. If requested by the Lender, the Borrower shall furnish to the Lender in connection with any loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said regulation.

5.9 Continuity of Representations and Warranties. All of the foregoing representations and warranties shall be true and correct at the time of the making of each advance under the Loan pursuant to this Agreement and thereafter until such Loan is paid in full as though made as of such time, except to the extent that any of the same relate to or are as of a specific date in which case they shall remain true and correct as of such specific date.

5.10 No Governmental Restriction. There is no moratorium or like governmental order or restriction now in effect with respect to the Collateral and, to the best of Borrower’s knowledge, no moratorium or similar ordinance or restriction is now contemplated.

ARTICLE VI—CONDITIONS PRECEDENT

The obligation of the Lender to make the Loan hereunder is subject to the following conditions precedent:

(a) Representations and Warranties. The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the date of such borrowing or disbursement, with the same force and effect as though such representations and warranties had been made on and as of such date, except to the extent that any of the same relate to or are as of a specific date in which case they shall remain true and correct as of such specific date.

(b) No Default. At the time of each borrowing or disbursement hereunder, no Event of Default shall have occurred and be continuing (subject to applicable notice and cure periods).

(c) Officer’s Certificate. If required by Lender, at the end of each calendar quarter, the Borrower shall deliver to the Lender a certificate signed by the Treasurer or Controller of the Borrower dated as of such date confirming that: no Event of Default then exists, and no event which would become an Event of Default upon notice or lapse of time or both has occurred and is then continuing; there is no litigation or proceeding pending or, to the knowledge of Borrower, threatened against or affecting the Borrower, the result of which might substantially affect the financial condition, business or operations of the Borrower; and there has been no materially adverse change in the financial condition of the Borrower since the date of the latest financial statement of Borrower submitted to the Lender.

(d) Environmental Report. A written report or reports (collectively,“Environmental Report”) prepared at Borrower’s sole cost and expense by an independent professional environmental consultant approved by Lender in its sole and absolute discretion, together with a reliance letter addressed to Lender or a separate agreement with such consultant permitting Lender to rely on such report. The Environmental Report shall be subject to Lender’s approval in its sole and absolute discretion.

(e) Liens and Encumbrances. The properties and assets of the Borrower, real, personal and mixed, are not subject to any liens, encumbrances or security interests or outstanding financing statements, whether filed or unfiled, except for liens for taxes not yet due and liens, encumbrances or security interests on personal or real property as reflected in the Borrower’s most recently submitted financial statements, or as shown on the title policies insuring the lien of the mortgage and deed of trust securing the Loan.

(f) Authority. This Agreement and the other Loan Documents are valid and binding obligations of the Borrower and Guarantor, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally.

ARTICLE VII—AFFIRMATIVE COVENANTS

The Borrower and Guarantor covenant and agree with the Lender, on its own behalf and on the behalf of any SPE hypothecating mortgages or deeds of trust or deeds to secure debt to Lender as part of the Collateral, that from the date hereof and so long as any sums are outstanding or may be borrowed hereunder, unless the Lender shall otherwise consent in writing delivered to the Borrower, it will:

7.1 Entity Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, and all its rights, licenses, permits and franchises required at the date hereof, or which may be required in the future conduct of its business, and comply in all material respects with all laws and regulations applicable to it that materially affect the Borrower, and conduct and operate its business in the same lines and in substantially the same manner in which presently conducted and operated (subject to changes in the ordinary course of business), and at all times maintain, preserve and protect all property used and useful in the conduct of its business, and maintain same in good working order and condition, reasonable and ordinary wear, tear and depreciation excepted.

7.2 Insurance. Keep its insurable properties, if any, insured as required under the mortgage and deed of trust securing the Loan. Borrower will furnish Lender with copies of such insurance policies containing endorsements in favor of Lender as loss payee and mortgagee as its interest may appear on policies other than liability policies as provided in the mortgage and deed of trust securing the Loan.

7.3 Obligations and Taxes. Pay all indebtedness and obligations promptly and in accordance with the terms thereof, and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or in respect of its property, before the same shall become in default; provided, however, Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested. Notwithstanding the foregoing, the parties acknowledge that the Property is approximately 5.8 acres of a total ad valorem tax parcel of 8.3 acres (the “Tax Parcel”). Borrower or SPE has an option to purchase the balance of this Tax Parcel. For so long as the Property is a portion of the Tax Parcel, Borrower covenants and agrees that it shall pay, or cause to be paid, in a timely manner before delinquency, the total tax bill for the Tax Parcel, notwithstanding that it is not now, and may not in the future, be the owner of the remaining portion of the Tax Parcel not included in the Property. Borrower and SPE acknowledge that this covenant is a material consideration for Lender entering into this Agreement, and, but for this covenant, Lender would not agree to make the Loan to Borrower.

7.4 Notice of Litigation. Furnish to Lender within ten (10) days after service of process or equivalent notice, written notice of any litigation involving greater than ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) in damages or otherwise in cost to Borrower, including arbitrations and of any proceeding by or before any governmental agency.

7.5 Notice of Certain Matters. Give prompt written notice to Lender of all Events of Default of which Borrower is aware; if applicable, changes in management, litigation, and of any other matter which has resulted in, or might result in, a materially adverse change in its financial condition or operation.

7.6 Records. Keep and maintain full and accurate accounts and records of its operations and will permit Lender and its designated officers, employees, agents and representatives, to have access thereto and to make examination thereof upon not less than seventy-two (72) hours’ notice at all reasonable times during normal business hours, to make audits, and to inspect and otherwise check its properties, real, personal and mixed.

7.7 Execution of Other Documents. Promptly, upon demand by Lender, execute, or cause the SPE to execute, all such additional agreements, contracts, indentures, financing statements, documents and instruments in connection with this Agreement as Lender may reasonably deem necessary. (This authority shall be for ministerial matters only and shall not allow Lender to increase Borrower’s liability under the loan.).

7.8 Financial Statements. The Borrower will provide to the Lender, in form and content acceptable to the Lender, the following:

(a) Company prepared quarterly financial statements of the Borrower no later than 90 days after each quarter end;

(b) Annual audited financial statement of the Borrower no later than 120 days after fiscal year end;

(c) Annual tax returns of the Borrower and Guarantor not later than 30 days after filing;

(d) Fully-executed lease agreements or amendments on all real estate properties subject to a mortgage or deed of trust in favor of Lender within ten (10) days of execution thereof;

(e) Quarterly REIT subscription numbers of the Borrower no later than 15 days after each quarter end;

(f) All additional financial documents required to be provided to the SEC by Borrower shall be provided to Lender within fifteen (15) days of filing;

(g) Customary commercial real estate reporting and compliance information; and

(h) Other information that may be reasonably required by the Lender and its legal counsel.

Notwithstanding anything to the contrary contained herein, so long as Borrower remains a publicly reporting company, it shall not be required to deliver any of the foregoing documents which are available through its public filings with the SEC.

7.9 Debt Service Coverage Ratio. Borrower will maintain a minimum debt service coverage ratio (“DSCR”) of 1.10:1.0, measured annually based on its year end financial statements relating solely to the real estate Collateral, beginning as of December 31, 2019.

DSCR shall be defined as the combined net operating income of the Collateral properties, less a three percent (3.0%) management fee, and, less a two percent (2.0%) replacement reserve, divided by the then outstanding principal amount of the Loan, amortized over 25 years, using the then applicable five (5) year LIBOR swap rate plus 225 basis points.

7.10 Intentionally Deleted.

7.11 Subordination of Debt. Subordinate all cumulative officer and shareholder/ member debt in excess of $100,000.00.

ARTICLE VIII—NEGATIVE COVENANTS

The Borrower and Guarantor covenant and agree with Lender that from the date hereof and so long as any sums are outstanding or may be borrowed under the Loan, unless the Lender shall otherwise consent in writing delivered to the Borrower, it will not:

8.1 Notes. Accounts Receivable. Sell, discount or otherwise dispose of notes, accounts receivable or other rights to receive payments, with or without recourse, except for collection in the ordinary course of business.

8.2 Consolidations, Mergers, Sale of Business. During the term of the Loan, merge, consolidate, reclassify, or sell the business or any of its capital stock without the written approval of the Lender.

8.3 Loans. Make any loans to any person, firm or entity, nor become a guarantor or surety, nor pledge credit in any manner, directly or indirectly.

8.4 [Intentionally Omitted]

8.5 Liens. Incur, create, assume or permit to exist any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever on the property comprising, in part the Collateral, except to Lender, other than liens for taxes or assessments and similar charges either: (i) not delinquent; or (ii) being contested in good faith by appropriate proceedings and as to which the Borrower shall have set aside on its books adequate reserves.

8.6 Default Under Other Agreements or Contracts. Commit to do or fail to commit to do, any act or thing which would constitute an event of default under any of the terms or provisions of any other agreement, mortgage, contract, indenture, document or instrument executed by it, except those that may be contested in good faith, and would not, if settled unfavorably, materially and adversely affect the financial condition of the Borrower.

8.7 Compliance with Law Generally. Be in violation in any material respect of any law, ordinance, governmental rules or regulations to which Borrower is subject and which is material to its business, or fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of the properties of Borrower or to the conduct of its business, which violation or failure to obtain might materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of Borrower.

8.8 [Intentionally Omitted]

8.9 Management. Make any material change in its management or basic business, or enter into any merger, reorganization or acquisition transaction, without the express written permission of Lender, which shall not be unreasonably withheld or delayed.

8.10 [Intentionally Omitted].

8.11 I Intentionally Omitted].

8.12 Additional Debt of Borrower or SPE.

(a) Obtain any secondary liens on property in the Collateral without prior approval of Lender, in Lender’s sole and complete discretion.

ARTICLE IX—COLLATERAL

As security for the full and timely payment of the Note, together with interest thereon, as well as any renewals, modifications or extensions thereof, and to secure performance of the Loan Documents, the Borrower and Guarantor covenant and agree to execute and deliver or to have the SPE execute and deliver, mortgages, deeds of trust, deeds to secure debt, security agreements, assignments, subordination non-disturbance agreements, and financing statements in favor of Lender, in form and substance acceptable to Lender, granting to Lender a first priority mortgage, deed of trust or security deed lien, as applicable, in the properties comprising the Collateral and a perfected first security interest in fixtures and personal property described in any such mortgage, deed of trust or deed to secure debt, subject to no other liens, encumbrances, or security interests in and to the real property, and related personal property, comprising the Collateral (“Instruments of Security”).

ARTICLE X—DEFAULTS AND REMEDIES

10.1 Events of Default. If any one or more of the following events (herein called “Events of Default”) shall occur for any reason whatsoever (and whether such occurrences shall be voluntary or involuntary, or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) and not be cured within any applicable cure period, then Lender shall be entitled to the remedies set forth in Section 10.2 of this Agreement. The Events of Default shall include, but not be limited to, the following:

(a) Any representation or warranty made herein or in any report, certificate, financial statement or other instrument furnished by Borrower in connection with this Agreement, or the borrowing hereunder shall prove to be false or misleading in any material respect when made;

(b) Default shall occur in the payment of interest or principal on any indebtedness referred to herein, specifically including the Note, within ten (10) days of when and as the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise, or failure of the Borrower to make payment of principal or interest on any other obligation for borrowed money owed to Lender, or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to cause or permit the acceleration of the maturity thereof;

(c) Any default shall occur in the due observance or performance of any covenant, agreement or other provision of this Agreement or the Instruments of Security referred to above other than for the payment of money, which is not cured within thirty (30) days after written notice thereof from Lender to Borrower, unless, however, such default cannot through the exercise of reasonable diligence be cured within such thirty (30) day period, in which case, Borrower shall have such longer period of time as is reasonably necessary to cure such default, but not longer than ninety (90) days in any and all events, provided that it commences such cure within the initial thirty (30) day period and thereafter diligently prosecutes such cure to completion;

(d) The Borrower or any Guarantor of the Loan (collectively the “Borrower Group”) shall: (i) apply for or consent to the appointment of a receiver, trustee in bankruptcy for benefit of creditors, or liquidator of it or any of its property; (ii) admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or an answer admitting an act of bankruptcy alleged in a petition filed against it in any proceeding under any such law; (vi) take any action for the purposes of effecting any of the foregoing; or (vii) die and not be replaced by a substitute acceptable to Lender in its sole discretion within 120 days;

(e) An order, judgment or decree shall be entered against any person or entity comprising the Borrower with the application, approval or consent of the entity by any court of competent jurisdiction, approving a petition seeking its reorganization or appointing a receiver, trustee or liquidator of any such party, or of all or a substantial part of the assets thereof, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days from the date of entry thereof;

(f) Final judgments for the payment of money in excess of an aggregate of Fifty Thousand and No/100 Dollars ($50,000.00), excluding claims covered by insurance, shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, provided that a judgment shall be deemed “final” only when the time for appeal shall have expired without an appeal having been claimed, or all appeals and further review claimed to have been determined adversely to the Borrower;

(g) A material adverse change in the financial condition of the Borrower or Guarantor, in Lender’s reasonable business judgment;

(h) A default in or breach of any covenant in the Loan Documents by Borrower or any SPE which is not cured within the applicable grace or curative period therefor.

10.2 Remedy. Upon the occurrence of any such Event of Default and after the curative periods therefor have run, Lender may, at its option, declare all indebtedness of principal and interest due and payable, whereupon the Note, (notwithstanding any provisions hereof) shall be immediately due and payable, and Lender shall have and may exercise from time to time any and all rights and remedies available to it under any applicable law; and Borrower shall promptly pay all reasonable, actual, documented costs of Lender of collection of any and all liabilities, and enforcement of rights hereunder, including reasonable attorneys’ fees, and legal expenses of any repairs to any of the Collateral, and expenses of repairs to any realty or other property to which any of the Collateral may be affixed. Actual, reasonable and documented expenses of retaking, holding, preparing for sale, selling, or the like, shall include Lender’s reasonable attorney’s fees and legal expenses. Upon disposition by Lender of any Collateral of Borrower in which Lender has a security interest, Borrower shall be and remain liable for any deficiency, and Lender shall account to Borrower for any surplus, and to hold the same as a reserve against all or any liabilities of Borrower to Lender whether or not they, or any of them be then due, and in such order of application as Lender may, from time to time, elect. All rights, powers and remedies contained herein or in any other agreement, instrument or document executed in connection herewith are cumulative. As to any default other than failure to pay sums due to Lender, and so long as the Lender’s security is not impaired as determined in Lender’s sole discretion, the afore-referenced curative period will be extended as long as Borrower is exercising reasonable good faith and diligence in curing such incident of default.

In addition to the foregoing, Lender may do any or all of the following to the maximum extent permitted under the laws of the State of Florida, either in the name of Lender or in the name of Borrower:

(i) Enforce all rights of Borrower or SPE under any contracts made by Borrower or SPE in connection with the Collateral or may, if Lender deems it advisable, cancel any or all of such contracts.

ARTICLE XI—APPOINTMENT OF A RECEIVER

In case of default beyond the applicable curative period in any of the terms, covenants and provisions of the Agreement, or upon the institution of suit to enforce any rights and remedies of Lender hereunder, then Lender shall immediately and without notice, be entitled as a matter of right, and without regard to the value of the Collateral, or the solvency or insolvency of the Borrower, to the appointment of a Receiver of all assets of Borrower, with the usual powers of Receivers in such cases, said Receiver to continue to act for such period of time as the Court appointing said Receiver may deem just and proper.

ARTICLE XII—MISCELLANEOUS

12.1 Notices. All notices which are required or permitted hereunder must be in writing and shall be deemed to have been given, delivered or made, as the case may be (notwithstanding lack of actual receipt by the addressee) (i) when delivered by personal delivery, (ii) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, or (iii) one (1) day after having been deposited with an expedited, overnight courier service (such as Federal Express), addressed to the party to whom notice is intended to be given at the address set forth below.

If to Borrower:	Generation Income Properties, Inc. 401 E. Jackson Street, Suite 3300 Tampa, Florida 33602

If to SPE:	GIPAL JV 15091 SW ALABAMA 20, LLC 401 E. Jackson Street, Suite 3300 Tampa, Florida 33602

If to Guarantor:	David E. Sobelman 3117 West Oaklyn Avenue Tampa, Florida 33609

If to Borrower, SPE, or Guarantor, with copy to:	Trenam Law 200 Central Avenue, Suite 1600 St. Petersburg, FL 33701 Attention: Tim Hughes, Esq.

If to Lender:	American Momentum Bank Attention: Commercial Loan Department 500 South Washington Boulevard Sarasota, Florida 34236

Any party shall have the right to change such party’s address for notice hereunder to any other location within the continental United States by giving of fifteen (15) days’ notice to all other parties in the manner set forth herein.

12.2 Survival of Representations. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan herein contemplated and the execution and delivery to Lender of the Note evidencing such Loan and shall continue in full force and effect so long as any indebtedness created hereunder is outstanding and unpaid. All covenants and agreements by or on behalf of either party which are contained or incorporated in this Agreement shall bind and inure to the benefit of the successors and assigns of all Parties hereto.

12.3 Effect of Delay. Neither any failure nor any delay on the part of Lender in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

12.4 Expenses. The Borrower and/or Guarantor will pay all out-of-pocket and documented expenses reasonably incurred by Lender in connection with the preparation of this Agreement, the borrowings hereunder, and the enforcement of the rights of Lender in connection with this Agreement, or with the Loan made or the Note issued hereunder, including but not limited to the fees of and expenses of counsel for Lender.

12.5 Modification and Waivers. No modification or waiver of any provision of this Agreement or of the Note nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall thereby entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

12.6 Business Day. Should any installment on the Note become due and payable on other than a business day of the Lender, the maturity thereof shall be extended to the next succeeding business day with interest on the principal amount thereof at the rate set forth herein.

12.7 Remedies Cumulative. Any rights or remedies of the Lender hereunder or under the Note, or any other security agreement or writing shall be cumulative and in addition to every other right or remedy contained therein or herein, whether now existing or hereafter at law or in equity or by statute or otherwise.

12.8 Binding Agreement. This Agreement shall be binding upon the Parties hereto and their successors and assigns and the terms hereof shall inure to the benefit of Lender and its successors and assigns.

12.9 Exhibits. All references to “Exhibits” contained herein are references to exhibits attached to the Agreement, the terms and conditions of which are made a part hereof for all purposes, the same as if set forth herein verbatim.

12.10 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

12.11 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof

12.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part.

12.13 All Loans One Loan. All loans and/or advances made hereunder shall constitute one loan and the obligations of such loans and/or advances shall constitute one obligation secured by the Collateral provided for herein.

12.14 Governing Law. All documents executed pursuant to the transactions contemplated herein, including, without limitation, this Agreement and each of the Loan Documents, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Florida; provided that this Section 12.14 shall not affect the applicability of, and interpretation or construction of, appropriate terms and provisions under the laws of any jurisdiction which govern the security interests, including mortgages, deeds of trust, and/or deeds to secure debt in any of the Collateral relating to real property, and related pledged personal property, which is within the Collateral and located outside of the of the State of Florida. The Borrower hereby submits to the jurisdiction and venue of the state and federal courts of Thirteenth Circuit Court for Hillsborough County, Florida or the U.S. Middle District of Florida, respectively, for the purposes of resolving disputes hereunder or for the purposes of collection.

12.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

12.16. WAIVER OF JURY TRIAL. BORROWER, GUARANTOR AND LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER, BORROWER OR GUARANTOR, ON OR WITH RESPECT TO THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER AND GUARANTOR WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER AND GUARANTOR

ACKNOWLEDGE AND AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS LOAN AGREEMENT AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER AND/OR GUARANTOR IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS LOAN AGREEMENT.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement the day and year first above set forth.

(Signature Page to Follow)

Signed and witnessed in the presence of:	LENDER:

AMERICAN MOMENTUM BANK

By:
Porter Smith
	Its:	Tampa Bay Market President
(Seal)

BORROWER:

GENERATION INCOME PROPERTIES, INC., a Maryland corporation
By:
David E. Sobelman
	Its:	President
(Seal)

GUARANTOR:

DAVID E. SOBELMAN
By:
David E. Sobelman